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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
HMS Holdings Corp.:


We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-108436, 333-108445 and 33-95326) of HMS Holdings
Corp. of our report dated March 3, 2004, with respect to the consolidated balance sheets of HMS Holdings Corp. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders' equity and comprehensive income/(loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003, Annual Report on Form 10-K of HMS Holdings Corp. Our report refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards
No. 142 "Goodwill and Other Intangible Assets", in 2002.


                                 /s/  KPMG LLP


Princeton, New Jersey
March 24, 2004